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                                                                   EXHIBIT 10.23

                     AMENDMENT NO. 2 TO EMPLOYMENT CONTRACT
                     --------------------------------------

         This Amendment No. 2 to Employment Contract ("Amendment") is entered into this 1st day of January 2003 by and between CPC OF AMERICA, INC., a Nevada corporation ("Employer"), and ROD A. SHIPMAN ("Executive").

                                 R E C I T A L S
                                 - - - - - - - -

         WHEREAS, Executive is engaged by Employer as its Chief Executive Officer and Chairman of the Board pursuant to an Employment Contract dated April 23, 1998 (the "Employment Contract"), as amended on April 1, 1999.

         WHEREAS, Employer and Executive desire to further amend certain provisions of the Employment Contract relating to Executive's compensation.

                                A G R E E M E N T
                                - - - - - - - - -

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and in the Employment Contract, the parties agree as follows:

         1. Paragraph 3(a) of the Employment Contract is hereby amended to read in its entirety as follows:

                  "(a) Executive's salary for each year hereunder shall be $354,312 per year. Thereafter during the Employment Term, Executive's salary shall be increased on January 1 of each year by an amount equal to Executive's salary for the previous year multiplied by the percent change of the Consumer Price Index for all Urban Consumers (the "CPI") (published by the Bureau of Labor Statistics, United States Department of Labor) during the immediately preceding calendar year. For example, if the percent change in the CPI from 1% to 11% were 10%, Executive's salary for the second year hereunder would be $389,743.20. Salary increases shall not exceed 10% per year. Executive's salary shall be payable on the Company's regular salary payment dates. In addition, Executive shall receive a bonus. The bonus paid to Executive shall be determined by the compensation committee as a annual plan to be determined each year as a percentage of the monthly net operating income of the Company pursuant to internally created financials of the Company, payable beginning no later than sixty (60) days after the end of each year, quarter and/or month subject to the compensation committee plan during the term hereunder. The Executive shall be entitled to participate in any key management bonus or incentive compensation program including, but not limited to stock options and warrants, instituted by the Board of Directors of the Company, in the sole discretion of the Board of Directors. The salary and bonus payments hereunder shall be subject to withholding and any other applicable tax law."

         2. Paragraph 7(a) of the Employment Contract shall be amended in its entirety to read as follows:

                  "(a) April 28, 2008; provided, however, the Employment Term shall be extended by the Executive for an additional five years thereafter unless either party gives the other written notice at least 90 days before the April 23, 2008 date of its intention not to renew the Contract."

         3. Except as amended by this Amendment, the form, terms and conditions of the Employment Contract remain in full force and effect in accordance with its terms.

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

                                   "Employer"

                                   CPC of America, Inc.,
                                   a Nevada Corp.



                                   By:   /s/ Rod A. Shipman
                                         ---------------------------------------
                                         Rod A. Shipman
                                         President and Chief Executive Officer


                                   "Employee"


                                         /s/ Rod A. Shipman
                                         ---------------------------------------
                                         Rod A. Shipman


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